UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of Earliest Event Reported): April 17, 2012

RBS GLOBAL, INC.	REXNORD LLC
(Exact Name of Registrant as Specified in Its Charter)	(Exact Name of Registrant as Specified in Its Charter)

Delaware	Delaware
(State of Incorporation or Organization)	(State of Incorporation or Organization)

333-102428-08	033-25967-01
(Commission File Numbers)	(Commission File Numbers)
01-0752045	04-3722228
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

4701 West Greenfield Avenue Milwaukee, Wisconsin	53214
(Address of Principal Executive Offices)	(ZIP Code)
(414) 643-3000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On April 18, 2012, Chase Acquisition I, Inc., RBS Global, Inc. (“RBS Global”), Rexnord LLC (“Rexnord” and together with RBS Global, the “Co-Registrants”), and the subsidiaries of RBS Global that are guarantors under the Second Restated Credit Agreement referred to below entered into an Incremental Assumption Agreement with Credit Suisse AG, as administrative agent and the financial institutions party thereto as increasing revolving lenders, relating to the Second Amended and Restated Credit Agreement (the “Second Restated Credit Agreement”), dated as of March 15, 2012. The Incremental Assumption Agreement, which is contemplated by the Second Restated Credit Agreement, increased the amount of the existing revolving credit commitments under the Second Restated Credit Agreement by $85.0 million, from $180.0 million to $265.0 million. The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Incremental Assumption Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

Redemption

On April 17, 2012, the Co-Registrants completed a full redemption (the “Redemption”) of all of their 11.75% senior subordinated notes due 2016 (the “11.75% Notes”) that were outstanding under the indenture, dated as of July 21, 2006, among the Co-Registrants, Chase Merger Sub, Inc., the guarantors named therein and Wells Fargo Bank, National Association, as trustee (as amended or supplemented, the “11.75% Notes Indenture”). The Co-Registrants paid an aggregate of approximately $325.0 million, which consisted of $300.0 million aggregate principal amount of 11.75% Notes, plus early redemption premiums of $17.6 million and accrued interest of $7.4 million. Upon the Redemption, the 11.75% Notes Indenture was discharged in accordance with its terms, except for certain obligations of the Co-Registrants to the trustee.

Guarantee

In addition, on April 17, 2012, the Co-Registrants entered into a second supplemental indenture (the “Supplemental Indenture”), dated as of April 17, 2012, to the indenture dated as of April 28, 2010, with respect to the Co-Registrants' 8.50% senior notes due 2018 (the “8.50% Notes”), among the Co-Registrants, the guarantors named therein and Wells Fargo Bank, National Association, as trustee (as amended or supplemented, the “8.50% Notes Indenture”). Pursuant to the Supplemental Indenture, the Co-Registrants' ultimate parent company, Rexnord Corporation, provided a full and unconditional guarantee of the 8.50% Notes. As a result, the Co-Registrants will begin satisfying their financial reporting obligations contained in Section 4.02 of the 8.50% Notes Indenture through reports filed by Rexnord Corporation and will no longer separately file such reports.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
4.1
Second Supplemental Indenture with respect to the 8.50% Senior Notes due 2018, by and among Rexnord Corporation, RBS Global, Inc., Rexnord LLC, the Guarantors listed therein Wells Fargo Bank, National Association, dated as of April 17, 2012 (incorporated by reference to Exhibit 4.1 to Rexnord Corporation's Current Report on Form 8-K, dated April 17, 2012).

10.1
Incremental Assumption Agreement, dated as of April 18, 2012 relating to the Second Amended and Restated Credit Agreement dated as of March 15, 2012, among Chase Acquisition I, Inc., RBS Global, Inc., Rexnord LLC, the lenders party thereto from time to time and Credit Suisse AG, as administrative agent (incorporated by reference to Exhibit 10.1 to Rexnord Corporation's Current Report on Form 8-K, dated April 17, 2012).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Co-Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized this 19th day of April 2012.

REXNORD LLC

BY:	/S/ Mark W. Peterson
Mark W. Peterson
Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Co-Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized this 19th day of April 2012.

RBS GLOBAL, INC

BY:	/S/ Mark W. Peterson
Mark W. Peterson
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1
Second Supplemental Indenture with respect to the 8½% Senior Notes due 2018, by and among Rexnord Corporation, RBS Global, Inc., Rexnord LLC, the Guarantors listed therein Wells Fargo Bank, National Association, dated as of April 17, 2012 (incorporated by reference to Exhibit 4.1 to Rexnord Corporation's Current Report on Form 8-K, dated April 17, 2012).

10.1
Incremental Assumption Agreement, dated as of April [18], 2012 relating to the Second Amended and Restated Credit Agreement dated as of March 15, 2012, among Chase Acquisition I, Inc., RBS Global, Inc., Rexnord LLC, the lenders party thereto from time to time and Credit Suisse AG, as administrative agent (incorporated by reference to Exhibit 10.1 to Rexnord Corporation's Current Report on Form 8-K, dated April 17, 2012).